                                                                    Exhibit 32.2


                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO

                SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Western Water Company (the Company) on Form 10-Q for the period ended September 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the Report), I, James E. Sherman, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C.
Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

   (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934;

and

   (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.



                                             /s/   JAMES E. SHERMAN
                                             ------------------------
                                             James E. Sherman
                                             Executive Vice President, Chief
                                             Financial Officer and
                                                Chief Operating Officer
                                             November 13, 2003